      Exhibit 99.1

Name and Address of Reporting Person:   Jonathan Fels

   Avatar Holdings Inc.

   "201 Alhambra Circle, 12th Floor"

   "Coral Gables, FL  33134"

Issuer Name and Ticker or Trading Symbol:   Avatar Holdings Inc. (AVTR)

Date of Earliest Transaction Required

to be Reported (Month/Day/Year)   3/24/2008

1. Title of Security  2. Transaction 3. Transaction 4.  Securities (A) or (D) Price

 Date Code Acquired (A) or

   Disposed of (D)

Common Stock 3/24/2008 S "4,900" D 50.30 "21,223"

Common Stock 3/24/2008 S 200 D 50.32 "21,023"

Common Stock 3/24/2008 S "8,500" D 50.33 "12,523"

Common Stock 3/24/2008 S "4,800" D 50.34 "7,723"

Common Stock 3/24/2008 S 400 D 50.35 "7,323"

Common Stock 3/24/2008 S "1,500" D 50.40 "5,823"

Common Stock 3/24/2008 S 200 D 50.41 "5,623"

Common Stock 3/24/2008 S 200 D 50.42 "5,423"

Common Stock 3/24/2008 S 300 D 50.46 "5,123"

Common Stock 3/24/2008 S 300 D 50.49 "4,823"

Common Stock 3/24/2008 S "1,223" D 50.50 "3,600"

Common Stock 3/24/2008 S 100 D 50.51 "3,500"

Common Stock 3/24/2008 S 700 D 50.52 "2,800"

Common Stock 3/24/2008 S 100 D 50.53 "2,700"

Common Stock 3/24/2008 S 600 D 50.56 "2,100"

Common Stock 3/24/2008 S "2,100" D 50.56 0